June 27, 2008


Pioneer Series Trust VIII
60 State Street
Boston, Massachusetts  02109

Ladies and Gentlemen:

     We have acted as counsel to Pioneer Series Trust VIII, a Delaware statutory trust (the "Trust"), on behalf of its series, Pioneer International Value Fund (the "Fund"), in connection with the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about June 27, 2008 (the "Registration Statement"), with respect to the issuance of Class A, Class B, Class C and Class Y shares of beneficial interest (the "Shares") of the Fund. You have requested that we deliver this opinion to you in connection with the Trust's filing of the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) A certificate of the Secretary of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

                  (b) A copy, certified by the Secretary of the State of Delaware, of the Trust's Certificate of Trust dated January 7, 2008 filed with the Secretary of State (the "Certificate of Trust");

                  (c) A certificate executed by the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Agreement and Declaration of Trust (the "Declaration"), the Trust's By-Laws (the "By-Laws"), and the resolutions adopted by the Trustees of the Trust at a meeting held on January 8, 2008, authorizing the issuance of the Shares (the "Resolutions"); and

                  (d) a printer's proof, received on June 27, 2008, of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust and the Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

     This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     Our opinion below, as it relates to the nonassessability of the shares of the Fund, is qualified to the extent that any shareholder is, was or may become a named Trustee of the Trust.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Registration Statement, will be validly issued, fully paid and nonassessable.

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     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ BINGHAM McCUTCHEN LLP
                                        BINGHAM McCUTCHEN LLP